Exhibit
                                                                99.3


                 BROWN-BENCHMARK PROPERTIES LIMITED PARTNERSHIP

                            CERTIFICATION PURSUANT TO
                               18 U.S.C. ss. 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002





In connection with the filing of Brown-Benchmark Properties Limited Partnership's (the "Partnership") Quarterly Report on Form 10-Q for the period ending June 30, 2002 with the Securities and Exchange Commission on the date hereof (the "Report"), I, Daniel P. Riedel, the Chief Executive Officer of Benchmark Equities, Inc., Development General Partner of the Partnership, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1)      The Report fully complies with the requirements of
                  section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.



By: /s/Daniel P. Riedel

Daniel P. Riedel
Chief Executive Officer
Benchmark Equities, Inc.
Development General Partner
August 6, 2002